UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2026, Wellgistics Health, Inc. (the “Company”), entered into a note purchase agreement (the “Note Purchase Agreement”) with certain investors (the “Investors”) whereby the Company agreed to issue and sell to the Investors in a private offering up to $1,250,000 in aggregate principal amount (the “Aggregate Principal Amount”) of promissory notes (the “Notes”) (the “Offering”). The aggregate purchase price payable by all Investors for the Notes is $1,000,000, reflecting a 20% original issue discount.

All principal and interest on the outstanding principal will accrue and, unless converted earlier as set forth below, be due and payable on (a) the twelve (12) month anniversary of the date of issuance of the Notes, or (b) the date of closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to Investors (a “Qualified Financing”). The Notes shall accrue interest at a rate of 0% except in the event of an event of default, in which case, the default interest rate shall be 15% per annum.

The Note contains certain specified events of default, the occurrence of which would entitle Investors to immediately demand repayment of all outstanding principal on the Note such as certain events of bankruptcy and insolvency. The Note does not contain any affirmative and restrictive covenants by the Company.

The Note Purchase Agreement includes standard representations, warranties, and conditions precedent for both parties. It further provides that, for the longer of (i) one year from date the Note is issued or (ii) so long as any Notes remain outstanding, if the Company proposes to offer and sell its securities, whether through an Equity Financing (as defined in the Note Purchase Agreement) or any other transaction (each, a “Future Offering”), the Investors have the right, but not the obligation, to participate in the Future Offering by purchasing securities in an amount up to 100% of their purchased Note principal. Additionally, the Company has agreed that while the Aggregate Principal Amount remains outstanding, the Company will not (i) incur, create, assume, guarantee, or otherwise become liable for any borrowed money or issue debt securities, and (ii) grant, create, incur, assume, or permit any new lien, pledge, mortgage, security interest, or other encumbrance on its assets or properties, whether currently owned or later acquired.

The foregoing description of the Notes and the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note and the Note Purchase Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

In the Purchase Agreement, each Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Note and any Company securities issued upon conversion of the Note, and the PA Warrants will be sold and issued by the Company to the Investors and the Placement Agent, as applicable, in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
4.1	Form of Note, dated April 1, 2026
10.1	Form of Note Purchase Agreement dated as of April 1, 2026, by and between Wellgistics Health, Inc. and certain investors party thereto
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President